Exhibit 99.16(b)


Computation of The Declaration Cash Account
Yield quotation based on the seven days
ended on the date of the balance sheet
as of December 31, 1996.


          ACCOUNT VALUE
                        (COMPOUNDED)              DIV FACTOR

12/24     DAY 0          1.000000
______________________________________________________________________________
12/25     DAY 1          1.00087255               .000087255
12/26     DAY 2          1.00087255               .000000000
12/27     DAY 3          1.00160572               .000073311
12/28     DAY 4          1.00233894               .000073310
12/29     DAY 5          1.00307221               .000073310
12/30     DAY 6          1.00399704               .000092454
12/31     DAY 7          1.00494608               .000094866


     NET VALUE OF ACCOUNT AFTER 7 DAYS
     VALUE OF ACCOUNT AT BEGINNING OF PERIOD 1.000000
     NET CHANGE IN ACCOUNT VALUE

     Annualized Current Net Yield
        (.000494608 x 365/7)   divided by   1.000252930 = 2.58%

     Effective Yield              (.000494608 + 1) 365/7 - 1 = 2.61%


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                                    SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and the Registrant has duly caused this Post-Effective Amendment No. 27 to its Registration Statement under the Investment Company Act of 1940, to be signed on its behalf by the Undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania on the ____ day of April, 1997.

                                   DECLARATION FUND

                                   Stephen B. Tily, III
                              BY:  ___________________________________
                                   President

          As required by the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

______________________________________________________________________________

     SIGNATURE                       TITLE               DATE
______________________________________________________________________________

                                      Trustee and
                                      Chairman of
Stephen B. Tily, III                    Board            4/25/97
____________________________           President      _______________
Stephen B. Tily, III

Arthur S. Filean                                         4/25/97
_____________________________           Trustee        _______________
Arthur S. Filean

William F. Lee, Jr                                       4/25/97
______________________________          Trustee        _______________
William F. Lee, Jr.

Thomas S. Stewart                                        4/25/97
______________________________          Trustee        _______________
Thomas S. Stewart

Terence P. Smith                                         4/25/97
______________________________          Secretary      _______________
Terence P. Smith

______________________________________________________________________________

     SIGNATURE                TITLE               DATE

______________________________________________________________________________



Paul L. Giorgio                                          4/25/97
______________________________          Treasurer      _______________
Paul L. Giorgio